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                                                                   EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8, dated February 18, 2000) pertaining to the 1999 Stock Plan of Ticketmaster Online-CitySearch, Inc. of our report dated March 11, 1998 (except Note 10, as to which the date is September 28, 1998) with respect to the consolidated financial statements CitySearch, Inc. for the period from September 20, 1995 (date of formation) to December 31, 1995 and for each of the two years ended December 31, 1997 included in its Annual Report (Form 10-K) for the transitional period ended December 31, 1998, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference of our report dated January 29, 1999 with respect to the consolidated financial statements of Ticketmaster Online-CitySearch, Inc. for each of the two years ended January 31, 1998 and the eleven month period ended December 31, 1998 included in its Annual Report (Form 10-K) for the transition period ended December 31, 1998, filed with the Securities and Exchange Commission.

                                              /s/ Ernst & Young LLP

Woodland Hills, California
February 17, 2000